Exhibit 99.1

For Immediate Release

Behringer Harvard Acquires Chicago’s 222 S. Riverside Plaza

DALLAS, June 6, 2006 — Behringer Harvard REIT I, Inc. announces its acquisition of 222 S. Riverside Plaza, a landmark property situated at the epicenter of Chicago’s dynamic West Loop. The 2.87-acre site includes 222 S. Riverside Plaza, a 35-story Class A office tower, and 444 W. Jackson Blvd., an adjacent three-story building that’s home to Union Station Multiplex, the largest full-service health and fitness club in Chicago’s central financial district. Management and leasing of the Riverside Plaza properties has been assigned to Trammell Crow Company (NYSE: TCC).

“For some time, we’ve been interested in adding a Chicago property to the portfolio of our flagship fund. We’re pleased that this prestigious asset provided us with an attractive opportunity to enter a market that serves as one of the most important financial, cultural and industrial centers in the United States,” said Robert M. Behringer, chairman and CEO of Behringer Harvard. “With its credit tenancy, secure cash flow and potential for capital appreciation, we expect this core and stable property to enhance the overall performance of our REIT I portfolio.”

The two buildings on the property cover an entire city block in the third-largest U.S. city, with the second-largest concentration of Fortune 500 companies. Both buildings provide a combined total of 1,184,432 rentable square feet. With attributes including breathtaking 360-degree views of the Chicago skyline, the property is well suited for suburban commuters and residents of the city of Chicago. Located directly above Union Station, the most heavily used commuter train station in the city’s central business district, this highly accessible property also provides covered access to Northwestern Station and close proximity to the Kennedy and Eisenhower expressways.

222 S. Riverside Plaza, constructed in 1971 and renovated in 2001, has received upgrades exceeding $30 million over the past two years. The building was designed by Skidmore, Owings & Merrill LLP, the renowned architects of the Sears Tower, North America’s tallest building. The property’s broad tenant base is anchored by major companies including Deutsche Bank, Fifth Third Bank and Trading Technologies. Union Station Multiplex, located in the adjacent building, offers a wide range of amenities including a conference center, concierge services, two full-size basketball courts and a junior Olympic lap pool.

About Behringer Harvard

Behringer Harvard is an investment company that offers a diverse selection of real estate funds reflecting core, value-added and opportunistic investment strategies. Its publicly registered non-traded REITs and limited partnerships provide strategic opportunities for sellers of institutional-quality real estate as well as individual investors seeking to diversify their portfolios. The company’s finite-life programs, offered through the independent broker

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dealer community, generally feature a total return focus and the financial transparency of public securities. For more information, call toll-free 866.655.3600 or visit behringerharvard.com.

This release contains forward-looking statements relating to the business and financial outlook of Behringer Harvard REIT I, Inc. that are based on our current expectations, estimates, forecasts and projections and are not guarantees of future performance. Actual results may differ materially from those expressed in these forward-looking statements, and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release. Such factors include those described in the Risk Factors sections of the offering documents for the offering of equity of Behringer Harvard REIT I, Inc. Forward-looking statements in this document speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events. We claim the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Contacts

Katie Myers	Jason Mattox	Barbara Marler
Richards/Gravelle	Executive Vice President	Marketing Communications Manager
katie_myers@richards.com	Behringer Harvard	Behringer Harvard
214.891.5842	jmattox@behringerharvard.com	bmarler@behringerharvard.com
	866.655.3600	469.341.2312

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